Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Editorial Contact:
Anne Marie McCauley	Winifred Shum
Verity, Inc.	Verity, Inc.
(408) 542-2352	(408) 542-2363
amccauley@verity.com	wshum@verity.com

Verity Announces Preliminary Third Quarter Fiscal 2005 Financial Results

SUNNYVALE, Calif. – Mar. 1, 2005 – Verity Inc. (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today announced preliminary financial results for the third quarter of fiscal 2005 ended February 28, 2005.

The company expects to report total revenue in the range of $33.5 million to $34.2 million. On a GAAP basis, earnings per share are expected in a range of $0.00 to $0.01. On a non-GAAP basis, earnings per share are expected in a range of $0.05 to $0.06. Non-GAAP earnings per share exclude amortization of acquired intangibles assets of approximately $1.9 million associated with previous acquisitions including Dralasoft and a write-off of In Process R&D related to Dralasoft of approximately $1.0 million which, after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in approximately $0.05 per share based on the projected fully diluted shares of 37.9 million. Verity will report final third quarter fiscal 2005 financial results and the current business outlook on Thursday, March 24, 2005, after the close of market.

“We are naturally disappointed to announce financial results below our expectations. Our performance was impacted by a number of opportunities at the end of quarter not closing as we had anticipated,” said Anthony J. Bettencourt, president and chief executive officer. “Despite these purchasing delays, we remain confident in our product portfolio, our team and our ability to expand both our position and leadership in the market for enterprise search, content capture and business process management solutions.”

Conference Call Information

Verity will host a conference call tomorrow, March 2, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss these preliminary results. The conference call will be available at 1-888-276-9996 (domestic) or 612-332-0720 (international) or via webcast at www.verity.com/webcast. Interested investors should dial the numbers above five (5) minutes prior to the scheduled start time and ask for the Verity Management Call.

A replay of the call will be available until final results are reported at 1-800-475-6701 or 320-365-3844 or www.verity.com/webcast. The access code for both the live call and replay is 772955.

About Verity

Headquartered in Sunnyvale, California, Verity provides software that enables organizations to maximize the return on their intellectual capital investment. The company’s intellectual capital management (ICM) solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with self-service Q & A. In addition, Verity’s business process management and content capture solutions activate information and accelerate its flow from person to person and between systems. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Around the world, more than 11,500 organizations of all sizes and types rely on Verity to manage their intellectual capital. In the private sector, these include ABB, AT&T, AXA, Bristol-Myers Squibb, Capgemini, CapitalOne, Cisco, Deloitte Consulting, Edgar Online, Ford, GMAC, Hewlett-Packard, Kaiser Permanente, KPMG, Mayo Foundation, PricewaterhouseCoopers, SAP, UBS and Verizon. In the public sector, customers come from all levels and branches of government including the U.S. General Services Administration, the U.S. Air Force and Army, the U.S. Department of Defense, including the armed forces units, and the U.S. Departments of Energy and Justice. Independent software vendors that integrate Verity include EMC Documentum, FileNet, Lotus, Oracle, Stellent and Tibco.

Non-GAAP Disclosure

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the preliminary Non-GAAP results exclude the effects of expected charges not reflective of Verity’s ongoing operational business—namely, charges for the amortization of acquired intangible assets, and the write-off of acquired in-process research and development. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business.

Forward-Looking Statements

The statements in this news release with respect to Verity’s preliminary third quarter financial results are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties. Final third quarter fiscal 2005 results may vary from these preliminary results as unexpected information may be received, or adjustments may be made, in the course of finalizing and analyzing the financial results, which could cause the final results to differ from these preliminary results. Other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 2 of Part I of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on January 7, 2005.

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For more information, contact Verity at info@verity.com or at World Wide Web site http://www.verity.com, or call 408-541-1500.

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

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